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                                                                     EXHIBIT 5.1


                      [Gibson, Dunn & Crutcher Letterhead]

                                October 3, 2003

Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.
3349 Route 138
Wall, New Jersey 07719

      Re:   Centennial Communications Corp.
            Centennial Cellular Operating Co. LLC
            Centennial Puerto Rico Operations Corp.
            Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as special counsel to Centennial Communications Corp., a Delaware corporation ("CENTENNIAL"), Centennial Cellular Operating Co. LLC, a Delaware limited liability company ("CCOC," and together with Centennial, the "ISSUERS"), and Centennial Puerto Rico Operations Corp., a Delaware corporation (the "GUARANTOR"), in connection with the preparation of a Registration Statement on Form S-4, including the prospectus constituting a part thereof (the "REGISTRATION STATEMENT"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to an offer to exchange (the "EXCHANGE OFFER") $500,000,000 in aggregate principal amount of the Issuers' new 10-1/8% Senior Notes due 2013 (the "NEW NOTES") for a like principal amount of the Issuers' outstanding 10-1/8% Senior Notes due 2013 (the "ORIGINAL NOTES"). The obligations of CCOC under the New Notes will be guaranteed on a senior unsecured basis by the Guarantor (the "GUARANTEE").

      The Exchange Offer is being made pursuant to the Registration Rights Agreement, dated June 20, 2003 (the "REGISTRATION RIGHTS AGREEMENT"), by and between the Issuers, the Guarantor and the initial purchasers listed therein. The Registration Rights Agreement was executed in connection with the private placement of the Original Notes.

      The Original Notes were issued and the New Notes will be issued pursuant to an Indenture, dated as of June 20, 2003 (the "INDENTURE"), by and between the Issuers, the Guarantor and U.S. Bank National Association, as trustee (the "TRUSTEE"). The New Notes and the Indenture are each governed by the internal laws of the State of New York.
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Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.
October 3, 2003
Page 2


      In rendering this opinion, we have examined the Registration Statement, the Indenture, the New Notes and the Guarantee (collectively, the "DOCUMENTS"), and have also made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents, as we have considered necessary or appropriate for purposes of this opinion. As to factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Issuers and the Guarantor in the Purchase Agreement, dated as of June 16, 2003, by and between the Issuers, the Guarantor and the initial purchasers listed therein executed in connection with the issuance and sale of the Original Notes, or certificates obtained from public officials and others.

      In connection with such examination, we have assumed each of the following:

            (a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

            (b) Each party to the Documents (other than the Issuers and the Guarantor) has all requisite power and authority to execute, deliver and perform its obligations under the Documents, the execution and delivery of the Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to such party and the Documents have been duly executed and delivered by each such party and is the legal, valid and binding obligation of such party enforceable against it in accordance with their respective terms;

            (c) The issuance and delivery of the New Notes will not, at any time, violate any applicable law or result in a violation of any provision of any instrument or agreement then binding on the Issuers or the Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Issuers and the Guarantor;

            (d) The proceeds from the sale of the Original Notes were applied as set forth in the Offering Memorandum of the Issuers and the Guarantor dated June 16, 2003 in connection with the issuance and sale of the Original Notes; and

            (e) The Registration Statement shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended.
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Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.
October 3, 2003
Page 3


      Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

            1. The New Notes, when duly executed and delivered by or on behalf of the Issuers in the form contemplated by the Indenture and upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and will constitute valid and binding obligations of the Issuers enforceable against it in accordance with their terms; and

            2. The Guarantee, when the New Notes shall have been duly executed and delivered by or on behalf of the Issuers in the form contemplated by the Indenture and upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will constitute a legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms.

      The foregoing opinions are also subject to the following additional qualifications, exceptions, assumptions and limitations:

            A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America, and the Delaware General Corporation Law or the Delaware Limited Liability Company Act. We are not engaged to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions set forth above. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware, and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts. We express no opinion regarding any federal or state telecommunications laws or regulations (including Federal Communications Commission regulations and state licensing laws). We express no opinion regarding any federal or state securities laws or regulations.

            B. Our opinion is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors' generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
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Centennial Communications Corp.
Centennial Cellular Operating Co. LLC
Centennial Puerto Rico Operations Corp.
October 3, 2003
Page 4


            C. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

            D. We express no opinion as to the applicability to, or the effect of noncompliance by, the holders of the New Notes or the Trustee with any state or federal laws applicable to the transactions contemplated by the Documents because of the nature of the business of such party.

      We hereby consent to the reference to this firm under the caption "Legal Matters" contained in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,



                                           /s/ GIBSON, DUNN & CRUTCHER LLP